UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 11, 2012
Date of Report (Date of earliest event reported)

ECHO AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15029 N. 74th Street, Scottsdale, AZ 85260
(Address of Principal Executive Offices)

(855) 324-7288
(Registrant’s telephone number, including area code)

69 Stanley Point Road, Devonport, Auckland, New Zealand 0624
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “ECAU,” the “Company” or the “Registrant” refer to Echo Automotive, Inc. (formerly Canterbury Resources, Inc.), a Nevada corporation and its wholly owned subsidiary Echo Automotive, LLC, an Arizona limited liability company.

Section 2 - Financial Information

Item 2.01.           Completion of Acquisition or Disposition of Assets.

On October 11, 2012 (the “Closing Date”), Echo Automotive, Inc. (formerly Canterbury Resources, Inc.), a Nevada corporation (the “Registrant,” “Company” or “ECAU”), closed a voluntary exchange transaction with Echo Automotive,™ LLC, an Arizona limited liability company (“Echo” or “Echo Automotive”) and DBPJ Stock Holding, LLC, an Arizona limited liability company and sole member of Echo (the “Echo Member”) pursuant to an Exchange Agreement dated September 21, 2012 (the “Exchange Agreement”) by and among the Company, Echo, and the Echo Member.

In accordance with the terms of Exchange Agreement, on the Closing Date, the Registrant issued 52,500,000 shares of its common stock to the Echo Member in exchange for 100% of the issued and outstanding units of Echo™ (the “Exchange Transaction”). As a result of the Exchange Transaction, the Echo Member acquired 70% of our issued and outstanding common stock, Echo™ became our sole wholly-owned subsidiary, and the Registrant acquired the business and operations of Echo™.

Echo™ is primarily engaged in developing a technology that it believes may reduce overall fuel expenses in commercial fleet vehicles by augmenting existing power trains with highly efficient electrical energy delivered by electric motors powered by Echo’s modular plug-in battery modules.

Prior to the Exchange Transaction, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction.

The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference into this Item 2.01.

Issuance of Common Stock. At the closing of the Exchange Transaction (“Closing”), the Registrant issued a total of 52,500,000 shares of its common stock to the Echo Member in exchange for 100% of the issued and outstanding units of Echo. Immediately prior to the Exchange Transaction, the Registrant had 22,500,000 shares of common stock issued and outstanding. Immediately after the Exchange Transaction, the Registrant had 75,000,000 shares of common stock issued and outstanding.

Change in Management. As a condition to closing the Exchange Agreement, effective on the Closing Date, Messrs. William D. Kennedy, Jason Plotke, Jim Holden and Daniel Clarke were appointed to the Registrant’s Board of Directors, Mr. Vincent Espiritu resigned from the Registrant’s Board of Directors and as an officer of the Registrant, and Mr. B. Gordon Brooke resigned as Vice President, Finance of the Registrant. On the Closing Date, Mr. Kennedy was appointed Chief Executive Officer, Mr. Plotke was appointed President, Mr. Rodney H. McKinley was appointed Chief Financial Officer and Secretary, and Mr. Patrick van den Bossche was appointed Chief Operating Officer of the Registrant.

The following persons consist of the Registrant’s new executive officers and directors subsequent to the closing of the Exchange Transaction:

Name	Age	Position
William D. Kennedy	39	Director, Chief Executive Officer
Jason Plotke	39	Director, President
Jim Holden	63	Director
Daniel Clarke	47	Director
Rodney H. McKinley	63	Chief Financial Officer, Secretary
Patrick van den Bossche	50	Chief Operating Officer

The Registrant previously filed and mailed the Information Statement required under Rule 14(f)-1 to its shareholders on or about June 19, 2012, and the ten-day period prior to the change in the majority of the Registrant’s directors as required under Rule 14(f)-1 expired on June 29, 2012. Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management.”

From and after the Closing Date, our primary operations consist of the business and operations of Echo™. In the Exchange Transaction, or reverse acquisition, the Registrant is the accounting acquiree and Echo is the accounting acquirer. Accordingly, we are presenting the financial statements of Echo™ as set forth in Exhibits 99.1 and 99.2 and certain pro forma financial information as set forth in Exhibit 99.3 of this report. Further, we disclose information about the business, financial condition, and management of Echo in this Form 8-K.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form 8-K are to the business of Echo, except that references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

Echo is developing a set of technologies that it believes will reduce overall fuel expenses in commercial fleet vehicles by augmenting existing powertrains with highly efficient electrical energy delivered by electric motors powered by Echo’s modular plug-in battery modules. Echo believes this technology should achieve an immediate return on investment for each individual vehicle in a fleet.

Background

Echo Automotive, Inc. (formerly Canterbury Resources, Inc). was organized under the laws of the State of Nevada on September 2, 2008. The Registrant’s initial business plan was to acquire and explore mineral properties. The Registrant has not generated any revenue from its business operations to date, and to date, the Registrant has been unable to raise additional funds to implement its operations. As a result, the Registrant consummated the Exchange Transaction with Echo.

Strategy

Echo Automotive™ develops technologies and products that allow the cost effective conversion of existing vehicles into highly fuel efficient hybrids and plug-in hybrids. Key to Echo’s strategy is the bolt-on nature of its solutions that introduce little, or in some cases, no additional points of failure, making its offerings very low risk compared to other solutions.

Echo Automotive™ is developing a modular platform called EchoDrive™. This platform allows Echo Automotive to develop technologies, such as battery modules, control systems, propulsion modules and vehicle interface systems that can then be deployed in different configurations on a broad range of vehicles. By leveraging the EchoDrive platform, solutions can be configured as hybrid, plug-in hybrid or even pseudo electric, where significant battery capacity is integrated into a vehicle to leverage as much electrical energy as possible.

We believe by developing these technologies as modules, Echo can efficiently modify, augment and reposition its offerings to fulfill a broad range of customer needs or quickly adapt to changes in the marketplace. In addition, the characteristics of each vehicle as well the mission of each customer is different, so the EchoDrive platform will allow for unparalleled configurability from motor placement to battery capacity. This flexibility, we believe, allows EchoDrive’s to be easily bolted on to or retrofit on an existing vehicle’s powertrain and assist it with inexpensive electrical energy to increase its fuel efficiency. This modular solution will likely allow Echo to deploy its solution on a broad range of vehicles quickly and with significantly reduced R&D expense.

By targeting the fleet market, Echo plans to benefit from the need to reduce overall operating costs by selling multiple kits to each customer. In addition, with the help of strategic financing partnerships, EchoDrive™ likely will pay for itself in a relatively reasonable time frame and provide a return on the investment of the installation of EchoDrive™ to the customer.

Echo™ will employ both direct as well as indirect sales channels, including distribution partnerships with service companies, fleet financing and other entities that currently serve the fleet market.

The Opportunity

Although there has been much promise and excitement surrounding next generation hybrids, alternative fuel and electric vehicles, to date there has been very little measurable commercial success. In the even more demanding world of commercial fleet vehicle electrification, there has yet to be any significant adoption due to the overwhelming capital expenditure required to realize a sustainable and profitable business that can scale large enough to provide cost effective electric vehicles. Management believes that widespread adoption of these new vehicles will probably take a decade or more as fleet operators are, by their nature, risk adverse and slow in their adoption of unproven vehicles. The current electric fleet vehicle industry is largely fragmented and has been relatively inept in its ability to profitably and reliably deliver vehicles, parts and know-how in any volume. With failures of two of the top leaders in fleet electrification within the first half of 2011 (Bright Automotive and Azure Dynamics), Echo believes fleet operators will remain skeptical for years to come. Until the cost of producing electric vehicles drops drastically, and the ‘real-world’ return on investment is far shorter than the vehicle’s expected lifetime, management believes that fleets will not adopt these vehicles in mass.

The Solution

EchoDrive™ system is a solution for converting fleet vehicles into fuel-efficient plug-in hybrids. Today’s internal combustion engines are highly inefficient in that they still only use a small percentage of the energy received from fossil fuels consumed. Management believes that fleet operators can reduce their operating expenses with EchoDrive™, a simple, affordable and financeable solution. EchoDrive can be bolted onto new and existing vehicles cost-effectively to reduce a vehicle’s fuel consumption. The EchoDrive components include an electric motor, system controller and modular battery-packs that enable the ‘right-sizing’ of the battery to help shorten the return on investment and align to the customer’s needs and budget. With EchoDrive™ installed, these vehicles are then plugged in using any available power source from a standard 110 voltage outlet to any industry standard rapid charger via the integrated ‘J-Plug’, thereby increasing energy efficiency with grid power.

During operation of the vehicle, EchoDrive applies the stored energy via the electric motor to assist the power train when the internal combustion engine is most inefficient, significantly reducing the workload of the engine and the use of fossil fuels. Like hybrid vehicles, EchoDrive recaptures energy (electrons) for its battery packs when the vehicles utilize their brakes. Additionally, EchoDrive’s unique engineering allows for uninterrupted driving in the unlikely event of most system or component failures, making EchoDrive an attractive alternative for critical fleet operations.

Strategic Advantages of EchoDrive

Short Term Return on Investment

EchoDrive’s solution objective is to achieve a more competitive payback with less reliance on extensive government subsidies and by being a low cost provider relative to the gained efficiencies and fuel savings.

Low Risk to Fleet Operations

In the unlikely event of a component failure, the vehicle will simply revert to its pre conversion operating capabilities of full gasoline powered engine operation. This reduces the fear of unproven new technologies affecting operations and helps give the buyer a more predictable vehicle resale value.

Flexible Electric Energy System

We believe our scalable and modular electrical storage system allows fleets to deploy the right amount of expensive batteries for the need on each vehicle to shorten the return on investment and align to the customer needs and budget.

Flexible Solution Set

EchoDrive’s flexible strategy and design is designed for broad deployment. Complete retrofit kits and new vehicles require significant design and regulatory approval. EchoDrive can be fitted on most vehicles with simply engineered adapter plates and brackets. The Company’s strategy is to fit many types of fleet vehicles through its “simple” design and flexible component approach.

Financing Options

Management believes EchoDrive’s projected quick return on investment (“ROI”), shared savings models, and pre-approved financing options allow companies to manage their cash flow for the capital expenditure while benefitting from the EchoDrive™ operational cost savings.

Scalable

By leveraging mostly off-the-shelf components from industry leading automotive suppliers, EchoDrive can scale without the same manufacturing risks that plague full retrofit providers and Original Equipment Manufacturers (“OEMs”).

Disadvantages of EchoDrive

While EchoDrive substantially reduces energy costs, it does not provide the same efficiency of a full electric vehicle or range-extending hybrid. In the case of an electric vehicle, efficiency ratings are significantly higher. Range-extending hybrid vehicles also offer significant efficiency results compared to EchoDrive. Furthermore, EchoDrive does not include start/stop capability, which is a feature that shuts the internal combustion engine off at idle conditions thereby further increasing efficiency where drive cycles have more frequent idle opportunities.

Recent Developments

Bright Automotive Facilities and Key Staff

Bright Automotive was established in 2008 as the offspring of the non-profit Rocky Mountain Institute to commercialize and develop the IDEA plug-in hybrid electric fleet vehicle. Bright Automotive ceased operations in March 2012 after failing to obtain a loan through the Advanced Technology Vehicles Manufacturing Loan Program. Echo successfully hired key members of the Bright Automotive team and acquired certain facilities and intellectual property in a bid to accelerate EchoDrive’s commercialization in Spring of 2012.

System Patent Filed

A System Patent (Dual Fuel Plug-in Hybrid) was filed by Clean Futures, which Echo has a binding licensing agreement with for its technology, in January 2012 (Provisional Patent #: 61587987).

Third Generation Demonstrators

Third Generation Demonstrators, which are demonstration vehicles with the technology and system installed, were recently completed to study efficiency gains in real-world tests and provide a working platform closer to the production version that Echo ultimately aims to deploy.

Revenues and Customers

Echo is in the research and development phase and therefore currently has no contracted customers. Echo’s sales plan intends to generate revenue through the following distribution channels:

  Pre–Sales Activities such as Fleet Evaluations
  EchoDrive Product Sales
  Installation & Support Services
  Echo Solutions™ Consulting Services
  Referral and commission revenue from such partners as financing partners.

Echo™ will focus its initial sales efforts on the fleet market. Echo will aim to increase its conversion rate and enhance its margins by focusing on fleets that will benefit most from the EchoDrive technology.

Echo Solutions™ intends to provide services to automotive companies and component manufacturers and specialty equipment manufacturers and converters.

Technology

EchoDrive™ is a modular set of components that can be assembled in different configurations to support a broad range of client requirements. This approach will enable Echo to rapidly move its offerings into other product areas including hybrids and OEM fittings. Echo has developed its system and software to be component sourcing independent therefore allowing for flexible system revisions and changes where necessary. Echo is also employing a “self-learning” type programming style that will allow for the system to improve itself over time.

Intellectual Property

Echo Automotive™ has entered into a License Agreement with Clean Futures, LLC (“CleanFutures”) dated February 1, 2012 (the “License Agreement”). In accordance with the License Agreement, CleanFutures has agreed to provide Echo, within the original equipment, service parts and aftermarket passenger automobile, light truck, field, heavy truck industries and any other automotive sector (with the exception of the hummer market), an exclusive license, with the right to grant sublicenses, under CleanFutures’ patents and CleanFutures’ technology, to make, have made, use, sell or import any products using CleanFutures’ dual-fuel, plugin hybrid technology (Provisional Patent #61587987). The license period extends in perpetuity until the expiration of any patent rights held by CleanFutures. Echo shall pre pay certain royalties to CleanFutures in the aggregate amount of $150,000 over a scheduled timeframe, but in no event more than eight months after the completion of a financing by Echo of $3,000,000. As of October, 2012, Echo has paid $0 to CleanFutures. Echo has the right to convert the exclusive license into a non-exclusive perpetual license provided a lump sum of $250,000 is paid by Echo to CleanFutures with proper notice of this licensing change.

In addition, in accordance with the License Agreement, Echo has agreed to provide CleanFutures, within the hummer marker (this includes all vehicles that have been marketed under the brand Hummer of Humvee prior to the date of the License Agreement), an exclusive license to make, have made, use sell or import any products based on Echo’s patents, knowhow and other intellectual property. In consideration for such license, CleanFutures has agreed to pay a royalty to Echo in accordance with the terms and conditions of the License Agreement. As of October, 2012, CleanFutures has paid Echo $0 in royalty fees.

Further, Echo has entered into a License Agreement with Bright Automotive, Inc. (“Bright”) dated June 28, 2012 (the “Bright Agreement”). In accordance with the Bright Agreement, Bright has provided to Echo a royalty-free, perpetual, fully-paid up, worldwide, non-exclusive, non-transferable and non-sub-licensable limited license to use Bright’s Battery Management Software and CAD, and certain other intellectual property of Bright, as detailed in the Bright Agreement, to develop, modify and/or sell, offer for sale, market, distribute, import and export derivative works. In consideration of the granting of the license, Echo paid to Bright a onetime up-front license fee in the amount of $50,000.

Echo is developing additional intellectual property and is taking all necessary steps to protect its ability to do so. However, patents, even when licensed, approved and issued can still be challenged by third parties to its validity. There is the risk that there are competing patents or technologies existing at the time the patent was issued, prior or afterwards, that were overlooked when the patent was filed and/or issued. Patents can be challenged and lost based on previously existing prior art. There are also multiple rules and regulations one must follow when challenging a patent or making claims when prosecuting a patent. Patent law is complex and expensive. Although Echo feels secure with its patents and respective licenses, there always remains the possibility that challenges to the licenses or underlying patents may arise and make Echo’s patents invalid.

Echo will continue to evaluate the business benefits in pursuing patents in the future. Echo has engaged with both its legal team and outside intellectual property process experts to create an internal workflow to capture, protect and file the appropriate documentation to best protect its intellectual property. However, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute Echo’s intellectual property or technology or otherwise develop a product with the same functionality as Echo’s IP. Policing unauthorized use of intellectual property rights is difficult, and nearly impossible on a worldwide basis. Therefore, Echo cannot be certain that the steps its has taken or will take in the future will prevent misappropriation of its technology or intellectual property, particularly in foreign countries where Echo may do business, where the laws may not protect proprietary rights as fully as do the laws of the United States or where the enforcement of such laws is not common or effective.

Echo also has a number of trademarks it has filed which include, but is not limited to Echo Automotive™, EchoDrive™, and Echo Solutions™. The Company is also filing a number of patents as part of its component design.

Products and Distribution

Products in Development

Echo has developed an advanced plug-in hybrid electric vehicle (PHEV) technology, branded as EchoDrive™. EchoDrive™ is being targeted at commercial vehicle fleets in the United States and internationally.

Distribution

Echo is focused on direct sales via its in-house marketing team to reach large-scale U.S. fleet customers, while national and regional distribution partners will also be leveraged to access medium and small-sized fleets. Internationally, Echo will partner with leading distribution agents to deploy the EchoDrive™ product through a licensing strategy. No distribution agreements are currently in place.

Manufacturing

Echo intends to rely on third party suppliers for the manufacture of existing components and outsource proprietary product manufacturing to subcontractors. This approach allows for greater agility in responding to changing market demands, while effective communication and transfer of information between Echo’s suppliers will ensure products are drop shipped as per Echo’s requirements.

Echo will continuously monitor product demand to evaluate the optimal lot size. The optimal manufacturing lot size determines the cost effectiveness of the production process. The frequency and the volume of the production runs are then evaluated to enable just-in-time delivery from Echo’s partners, while a range of production and control methods will be utilized to implement this and Kanban philosophies across all aspects of the manufacturing process.

Management believes that the manufacturing process will allow Echo to synchronize its inventory management system with its supply chain operations to ensure better inventory maintenance, inventory record accuracy and inventory access speed.

Quality Control & Warranties

Echo’s staff includes employees, contractors and consultants who are six sigma certified and trained and will therefore include best business practices where it deems applicable as part of its quality assurance program intended to result in OEM grade processes and quality control. The Company will require third party providers to adhere to these practices and/or standards. All components and systems analysis work will encompass Design Failure Mode and Effects Analysis (DFMEA) work, which is in concert with OEM vehicle design and validation practices. Furthermore, each EchoDrive kit will be fully tested on in-house simulation equipment for effective operation of each component and system prior to shipment.

Industry

The demand for advance powertrain vehicles is on the rise. With increasing energy costs the market continues to grow. The top 100 U.S. commercial fleets represent a significant opportunity for EchoDrive™. The industry is very fragmented, however, with small component technology randomly appearing in the market resulting in cohesive end-to-end providers being scarce and the commercialization of these products being at a premium. As material costs such as lithium ion (used in most battery storage systems) decrease, the adoption rate for such technologies will increase. The focus on advanced vehicle technology is growing and a variety of opportunities are emerging as a result.

Markets

The U.S. Market

According to the U.S. Department of Transportation, there are over 100 million light-to-medium duty trucks on the road in the U.S. today. Many of these vehicles are used in commercial or government fleets. Initially, Echo intends to focus on selling EchoDrive into the existing fleet market, which consists of roughly 25 to 30 million vehicles in use today and approximately 2 million new vehicles purchased annually. Echo is initially focused on the top 100 commercial fleets, which represent significant potential opportunity for EchoDrive.

Short ROI Drives International Adoption

Echo believes that the opportunity internationally for a rapid ROI can be significant due to the higher fuel prices relative to the United States. Management believes the potential return on investment picture in such markets could be compelling. International territory licensing will be key to servicing these markets to execute an international strategy.

Competition

Many companies today rely on commercial fleets to conduct business and with the ever-increasing energy costs, the demand for advance vehicle technology solutions has never been higher. With that demand, there are new companies bringing technologies to market; however, most are focused on achieving very high efficiency ratings, which creates a very capital-intensive enterprise resulting in an expensive end-product for the customer. In most cases these technologies require the removal of most of the original powertrain, which is replaced with technologies that often have not been time-tested, therefore adding inherent risk to fleet operations. Additionally many competitors rely on government subsidies to support their financial equations, leaving them at the mercy of often varying political mandates.

Providers, such as Alt-e, require a complete transformation of the original drivetrain including removal of the engine and transmission and replacing it with a completely new powertrain. Via Motors also removes the original components in favor of an all-new system. AMP Electric vehicles, which converts existing vehicles to full electric, offers conversions for very select models and again removes the entire drivetrain for purposes of adapting new technology in order to provide efficiency.

Government & Industry Regulation

Echo conducts business within the confines of local, state and federal regulations, both in operations and for its products. Internationally, each unique market has specific requirements which are fully evaluated prior to solicitation.

All products must meet or exceed Federal Motor Vehicle Safety Standards (FMVSS) requirements, while Echo also abides (voluntarily) with Environmental Protection Agency (EPA) emission standards.

The Magnuson-Moss Warranty Act enables purchasers of vehicles to make modifications to a vehicle without affecting the vehicle’s manufacture warranty. In the event of a related failure, the burden of proof is on the manufacture to show the failure was due to the installation of said component(s).

While EchoDrive does not construct its products around government subsidies and tax incentives, there are many state and federal subsidies which EchoDrive products would be eligible for. For example, in Colorado, consumers can qualify for up to $6,000 in government rebates for plug-in hybrid electric vehicle (“PHEV”) conversions. There are a number of other states that offer a variety of incentives for such conversions. The Federal government also offers up to $7,500 in tax credits for similar PHEV conversions.

Employees

Echo has eight (8) full-time employees and three (3) part-time employees. All employees are required to execute non-disclosure agreements as part of their employment.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have incurred losses in prior periods and may incur losses in the future.

We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future. We will require additional financing in order to proceed with the manufacture and distribution of our products, including our Echo Drive™ technology. We will also require additional financing to pay the fees and expenses necessary to become and operate as a public company. We will also need more funds if the costs of the development and operation of our existing technologies are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Because we may never earn revenues from our operations, our business may fail and investors may lose all of their investment in our Company.

We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to obtaining customers and distribution for our products, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the sale of our products in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

Our limited operating history and recent change in business direction makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. Of even greater significance is that fact that we have no operating history with respect to augmenting existing power trains with highly efficient electrical energy delivered by electric motors powered by our modular plug-in battery modules.

While the basic technology has been verified, we only recently have begun the commercialization of the complete plug-in hybrid electric vehicle (PHEV) system in preparation for our initial conversion of a vehicle. This limits our ability to accurately forecast the cost of the conversions or to determine a precise date on which the commercial platform for vehicle conversions will be widely released.

We are currently evaluating, qualifying and selecting our suppliers for the hybrid conversion system. However, we may not be able to engage suppliers for the remaining components in a timely manner, at an acceptable price or in the necessary quantities. In addition, we may also need to do extensive testing to ensure that the conversions are in compliance with applicable National Highway Traffic Safety Administration (NHTSA) safety regulations and United States Environmental Protection Agency (EPA) regulations prior to full distribution to our licensees. Our plan to complete the initial commercialization of the hybrid conversion system is dependent upon the timely availability of funds, upon our finalizing the engineering, component procurement, build out and testing in a timely manner. Any significant delays would materially adversely affect our business, prospects, financial condition and operating results. Consequently, it is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected. If the markets for hybrid electric conversions and/or electric motors and generators does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed.

Decreases in the price of oil, gasoline and diesel fuel may influence the conversions to plug-in hybrid electric vehicles include, which may slow the growth of our business and negatively impact our financial results.

The market for plug-in hybrid electric vehicle conversions is relatively new, rapidly evolving, characterized by rapidly changing technologies, evolving government regulation, and changing consumer demands and behaviors. Prices for oil, gasoline and diesel fuel can be very volatile. Increases in the price of fuels will likely raise interest in plug-in hybrid conversions. Decreases in the price of fuels will likely reduce interest in conversions and reduced interest could slow the growth of our business.

Our growth depends in part on environmental regulations and programs mandating the use of vehicles that get better gas mileage and generate fewer emissions and any modification or repeal of these regulations may adversely impact our business.

Enabling commercial customers to meet environmental regulations and programs in the United States that promote or mandate the use of vehicles that get better gas mileage and generate fewer emissions is an integral part of our business plan. Industry participants with a vested interest in gasoline and diesel invest significant time and money in efforts to influence environmental regulations in ways that delay or repeal requirements for cleaner vehicle emissions. Furthermore, the economic recession may result in the delay, amendment or waiver of environmental regulations due to the perception that they impose increased costs on the transportation industry or the general public that cannot be absorbed in a shrinking economy. The delay, repeal or modification of federal or state regulations or programs that encourage the use of more efficient and/or cleaner vehicles could slow our growth and adversely affect our business.

Some aspects of our business will depend in part on the availability of federal, state and local rebates and tax credits for hybrid electric vehicles, and as such, a reduction in these incentives would increase the cost of conversions for our customers and could significantly reduce our revenue.

Hybrid conversions for the general public will depend in part on tax credits, rebates and similar federal, state and local government incentives that promote hybrid electric vehicles. We anticipate that fleet owners will be less reliant on incentives. As for other products we create, there should be no reliance at all. Nonetheless, any reduction, elimination or discriminatory application of federal, state and local government incentives and other economic subsidies or tax credits because of policy changes, the reduced need for such subsidies or incentives due to the perceived success of the hybrid conversions, fiscal tightening or other reasons may have a direct or indirect material adverse effect on our business, financial condition, and operating results.

We may experience significant delays in the design and implementation of our technology into the motors of the companies with which we may have research and development agreements with, which could harm our business and prospects.

Any delay in the financing, design, and implementation of our technology into the motor of the companies with which we may have research and development agreements could materially damage our brand, business, prospects, financial condition and operating results. Motor manufacturers often experience delays in the design, manufacture and commercial release of new product lines.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs for designing, marketing, selling and distributing our conversion system relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments for the design and sales of our system and technologies. There can be no assurances that our costs of producing and delivering our system and technologies will be less than the revenue we generate from sales, licenses and/or royalties or that we will achieve our expected gross margins.

We may be required to incur substantial marketing costs and expenses to promote our systems and technologies, even though our marketing expenses to date have been relatively limited. If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, business and prospects will be harmed. Many of the factors that impact our operating costs are beyond our control. For example, the costs of our components could increase due to shortages as global demand for these products increases. Indeed, if the popularity of hybrid conversions exceeds current expectations without significant expansion in battery production capacity and advancements in battery technology, shortages could occur which would result in increased costs to us.

We will be dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results.

We are currently and continually evaluating, qualifying and selecting suppliers for our conversion system. We will source globally from a number of suppliers, some of whom may be single source suppliers for these components. While we obtain components from multiple sources whenever possible, it may not always be possible to avoid purchasing from a single source. To date, we have not qualified alternative sources for any of our single sourced components.

While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacements for our single source components, we may be unable to do so in the short term or at all at prices or costs that are favorable to us. In particular, while we believe that we will be able to secure alternate sources of supply for almost all of our single-sourced components in a relatively short time frame, qualifying alternate suppliers or developing our own replacements for certain highly customized components may be time consuming and costly.

The supply chain will expose us to potential sources of delivery failure or component shortages. If we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us, at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to delays to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects and operating results.

Changes in our supply chain may result in increased cost and delay. A failure by our suppliers to provide the necessary components could prevent us from fulfilling customer orders in a timely fashion which could result in negative publicity, damage our brand and have a material adverse effect on our business, prospects, financial condition and operating results.

The use of plug-in hybrid electric vehicles in vehicle components or electric motors may not become sufficiently accepted for us to expand our business.

To expand our conversion business, we must license new fleet, dealer and service center customers. We cannot guarantee that we will be able to develop these customers or that they will sign our license contracts. Whether we will be able to expand our customer base will depend on a number of factors, including the level of acceptance of plug-in hybrid electric vehicles by fleet owners and the general public. A failure to expand our customer base could have a material adverse effect on our business, prospects, financial condition and operating results.

If there are advances in other alternative vehicle fuels or technologies, or if there are improvements in gasoline or diesel engines, demand for hybrid electric conversions and/or our other products may decline and our business may suffer.

Technological advances in the production, delivery and use of alternative fuels that are, or are perceived to be, cleaner, more cost-effective than our traditional fuel/electric combination have the potential to slow adoption of plug-in hybrid electric vehicles. Hydrogen, compressed natural gas and other alternative fuels in experimental or developmental stages may eventually offer a cleaner, more cost-effective alternative to our gasoline or diesel and electric combination. Equally, any significant improvements in the fuel economy or efficiency of the internal combustion engine may slow conversions to plug-in hybrid vehicles and, consequently, would have a detrimental effect on our business and operations.

While we are not aware of any pending innovations in or introductions of new heat reduction or heat transfer technologies, that does not mean none are in the offing. We have no control of what our competitors are doing nor awareness of their plans until such information is released for general consumption. The introduction of any new technology that offers better or equivalent results at a lower price would have a detrimental effect on our business and operations.

Our research and commercialization efforts may not be sufficient to adapt to changes in electric vehicle technology.

As technologies change, we plan to upgrade or adapt our conversion system in order to continue to provide vehicles with the latest technology, in particular battery technology. However, our conversions may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our conversion system. For example, we do not manufacture battery cells and that makes us dependent upon other suppliers of battery cell technology for our battery packs.

Any failure to keep up with advances in electric or internal combustion vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition.

The cyclical nature of business cycles can adversely affect our business.

Our business is directly related to general economic conditions which can be cyclical. It also depends on other factors, such as corporate and consumer confidence and preferences. A significant increase in global sales of electric or hybrid vehicles could have a direct impact on our earnings and cash flows by lowering the need to convert existing vehicles to plug-in hybrids. Equally, a significant decrease in the global sales of electric motors and generators could have a direct impact on our earnings and cash flows. The realization of either situation would also have an adverse effect on our business, results of operations and financial condition.

A prolonged economic downturn or economic uncertainty could adversely affect our business and cause us to require additional sources of financing, which may not be available.

Our sensitivity to economic cycles and any related fluctuation in the businesses of our fleet customers, electric motor manufacturers or income of the general public may have a material adverse effect on our financial condition, results of operations or cash flows. If global economic conditions deteriorate or economic uncertainty increases, our customers and potential customers may experience lowered incomes or deterioration of their businesses, which may result in the delay or cancellation of plans to convert their vehicles, reduced license sales or reduced royalties from sales by licensees. As a consequence, our cash flow could be adversely impacted.

Any changes in business credit availability or cost of borrowing could adversely affect our business.

Declines in the availability of business credit and increases in corporate borrowing costs could negatively impact the number of conversions performed and the number of electric motors manufactured. Substantial declines in the number of conversions by our customers could have a material adverse effect on our business, results of operations and financial condition. In addition, the disruption in the capital markets that began in 2008 has reduced the availability of debt financing to support the conversion of existing vehicles into plug-in hybrids. If our potential customers are unable to access credit to convert their vehicles, it would impair our ability to grow our business.

Our future business depends in large part on our ability to execute our plans to market and license our conversion system.

Failure to obtain reliable sources of component supply, that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes required to successfully mass market our conversion system could negatively affect our Company’s revenues and business operations.

Even if we are successful in developing a high volume conversion platform and reliable sources of component supply, we do not know whether we will be able to do so in a manner that avoids significant delays and cost overruns, including factors beyond our control such as problems with suppliers and vendors, or shipping schedules that meet our customers’ conversion requirements. Any failure to develop such capabilities within our projected costs and timelines could have a material adverse effect on our business, prospects, operating results and financial condition.

We may incur material losses and costs as a result of warranty claims and product liability actions that may be brought against us.

We face an inherent business risk of exposure to product liability in the event that our hybrid conversions or other products fail to perform as expected and, in the case of product liability, failure of our products results in bodily injury and/or property damage. Our customers have expectations of proper performance and reliability of our hybrid conversions and any other products that we may supply. If flaws in the design of our products were to occur, we could experience a rate of failure in our hybrid conversions or other products that could result in significant charges for product re-work or replacement costs. Although we will engage in extensive quality programs and processes, these may not be sufficient to avoid conversion or product failures, which could cause us to:

• lose revenue;
• incur increased costs such as costs associated with customer support;
• experience delays, cancellations or rescheduling of conversions or orders for our products;
• experience increased product returns or discounts; or
• damage our reputation;

all of which could negatively affect our financial condition and results of operations. If any of our hybrid conversions or other products are or are alleged to be defective, we may be required to participate in a recall involving such conversions or products. A recall claim brought against us, or a product liability claim brought against us in excess of our available insurance, may have a material adverse effect on our business.

If we are unable to enforce our intellectual property rights or if our intellectual property rights become obsolete, our competitive position could be adversely impacted.

We utilize a variety of intellectual property rights in our products. We view our portfolio of process and design technologies as one of our competitive strengths and we use it as part of our efforts to differentiate our product offerings. We may not be able to successfully preserve these intellectual property rights in the future and these rights could be invalidated, circumvented, challenged or infringed upon. In addition, the laws of some foreign countries in which our products may be sold do not protect intellectual property rights to the same extent as the laws of the United States. If we are unable to protect and maintain our intellectual property rights, or if there are any successful intellectual property challenges or infringement proceedings against us, our ability to differentiate our product offerings could diminish. In addition, if our intellectual property rights or work processes become obsolete, we may not be able to differentiate our product offerings and some of our competitors may be able to offer more attractive products to our customers. As a result, our business and financial performance could be materially and adversely affected.

Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

We expect to own or license significant intellectual property, including patents, and intend to be involved in numerous licensing arrangements. Our intellectual property should play an important role in maintaining our competitive position in a number of the markets we intend to serve. We will attempt to protect proprietary and intellectual property rights to our products and conversion system through available patent laws and licensing and distribution arrangements with reputable domestic and international companies. Despite these precautions, patent laws afford only limited practical protection in certain countries.

Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources. As we create or adopt new technology, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

We cannot assure that we will not experience any intellectual property claim losses in the future or that we will not incur significant costs to defend such claims nor can we assure that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

Any such imposition of a liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification could have a material adverse effect on our business, results of operations and financial condition.

Liability or alleged liability could harm our business by damaging our reputation, requiring us to incur expensive legal costs in defense, exposing us to awards of damages and costs and diverting management’s attention away from our business operations. Any such liability could severely impact our business operations and/or revenues. If any claims or actions are asserted against us, we may seek to settle such claim by obtaining a license from the plaintiff covering the disputed intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license, or any other form of settlement, would be available on reasonable terms or at all.

We may incur material losses, additional costs or even interruption of business operations as a result of fines or sanctions brought by government regulators.

We will likely be subject to various U.S. federal, state and local, and non-U.S. environmental, transportation and safety laws and regulations, such as requirements for aftermarket fuel conversion certification by the Environmental Protection Agency or separate requirements for aftermarket fuel conversion certification by California and other states. We cannot assure you that we will be at all times in complete compliance with such laws, regulations and permits. If we violate or fail to comply with these laws, regulations or certifications, we could be fined or otherwise sanctioned by regulators.

We may face risks from doing business internationally.

We may license, sell or distribute products outside the U.S., and derive revenues from these sources. Consequently, our revenues and results of operations will be vulnerable to currency fluctuations. We will report our revenues and results of operations in U.S. dollars, but a significant portion of our revenues could be earned outside of the U.S. We cannot accurately predict the impact of future exchange rate fluctuations on revenues and operating margins. Such fluctuations could have a material adverse effect on our business, results of operations and financial condition. Our business will also be subject to other risks inherent in the international marketplace, many of which are beyond our control. These risks include:

• laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;
• changes in local regulatory requirements, including restrictions on conversions;
• differing cultural tastes and attitudes;
• differing degrees of protection for intellectual property;
• financial instability;
• the instability of foreign economies and governments;
• war and acts of terrorism.

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Our long-term growth depends upon technological innovation and commercialization.

Our ability to deliver our long-term growth strategy depends in part on the commercialization of new technology. A central aspect of our growth strategy is to improve our products and services through innovation, to obtain technologically advanced products through internal research and development and/or acquisitions, to protect proprietary technology from unauthorized use and to expand the markets for new technology by leveraging our infrastructure. Our success will depend on our ability to commercialize the technology that we have acquired and demonstrate the enhanced value our technology brings to our customers’ operations. Our major technological advances include, but are not limited to, those related to the design of technology to reduce overall fuel expenses in commercial fleet vehicles by augmenting existing power trains with highly efficient electrical energy delivered by electric motors powered by our modular plug-in battery modules. We cannot be assured of the successful commercialization of, and above-average growth from, our new products and services, as well as legal protection of our intellectual property rights. Any failure in the commercialization of our technology could adversely affect our business and results of operations.

Risks Relating to our Securities and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The majority of the individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Exchange, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the Commission reflecting our status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)	As of December 31, 2011, the Company did not have a separate audit committee.

Due to the significant number and magnitude of out-of-period adjustments identified during the year- end closing process, management has concluded that the controls over the period-end financial reporting process were not operating effectively. A material weakness in the period-end financial reporting process

ii)

could result in us not being able to meet our regulatory filing deadlines and, if not remediated, has the potential to cause a material misstatement or to miss a filing deadline in the future. Management override of existing controls is possible given the small size of the organization and lack of personnel.

iii)

There is no system in place to review and monitor internal control over financial reporting. The Company maintains an insufficient complement of personnel to carry out ongoing monitoring responsibilities and ensure effective internal control over financial reporting

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives, and such loss could adversely affect our business, future operations and financial condition.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants. If we lose the services of one or more of our executive officers or key consultants, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. We do not have “Key-Man” life insurance policies on our key executives. If we lose the services of any of our key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business. The loss of our key executives or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

Our common stock is not listed on any stock exchange and there is no established market for shares of our common stock. Even if a market for our common stock develops, our common stock could be subject to wide fluctuations.

Our common stock is not listed on any stock exchange. Although our common stock is quoted on the OTCBB, there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCBB. Even if the shares of our common stock may in the future trade on the OTCBB, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange. No assurances can be given that an active public trading market for our common stock will develop or be sustained. If trading of our securities commences on the OTCBB, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in bulletin board stocks and certain major brokerage firms restrict their brokers from recommending bulletin board stocks because they are considered speculative, volatile and thinly traded. Lack of liquidity will limit the price at which stockholders may be able to sell our common stock.

Even if our common stock will in the future trade on the OTCBB, the price of such common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities. Such risks could have an adverse affect on the stock’s future liquidity.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 650,000,000 shares of common stock with a par value of $0.001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange. We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list. We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information. Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future. To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

DESCRIPTION OF PROPERTY

The principal executive offices of the Company are located at: 15029 N. 74th Street, Scottsdale, AZ 85260. The monthly rent for this property and related expenses is US$1,000 per month.

In addition, Echo has entered into two client leases with Flagship Enterprise Center, Inc., regarding two properties located in Anderson, Indiana. The first client lease, dated April 1, 2012, is for Echo’s use of certain office and laboratory space with a rent of $3,435 per month and a term of two years. The second client lease, dated June 1, 2012, is for Echo’s use of a dynamometer and control lab with a rent of $2,942 for the first six months, $5,849 per month thereafter, and a term of one year and ten months.

SUMMARY SELECTED FINANCIAL DATA

The following tables summarize selected financial data regarding the business of Echo and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the pro forma financial statements of the Company and the related notes included with those financial statements. The summary financial information has been derived from the audited financial statements for Echo for the years ended December 31, 2011 and 2010.

Historical Financial Performance of Echo Automotive, LLC

The following represents the past financial performance for Echo as of and for the years ended December 31, 2011 and 2010.

	Year Ended December 31
	2011	2010
Income Statement Data
Revenues	$69,100	$48,204
Operating Expenses	361,739	86,804
Interest Expense	7,903	-
Net Loss	$(300,542)	$(38,600)

	As of December 31
	2011	2010
Balance Sheet Data
Cash and cash equivalents	$101,359	$1,069
Total Current Assets	106,359	1,069
Prototype Equipment	24,906	-
Total Assets	131,265	1,069
Total Current Liabilities	256,235	-
Total Liabilities	367,903	-
Members’ Equity (Deficit)	$(236,638)	$1,069

	Year Ended December 31
	2011	2010
Cash Flow Data
Net cash used in operating activities	$(294,545)	$(42,751)
Net cash used in investing activities	(28,000)	-
Net cash provided by financing activities	422,835	41,900
Net change in cash and cash equivalents	$100,290	$(851)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Echo for the fiscal years ended December 31, 2011 and 2010, and three and six months ended June 30, 2012 and 2011, should be read in conjunction with the Summary Selected Financial Data and the financial statements of Echo, and the notes to those financial statements that are included elsewhere in this Form 8-K. Management’s discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as Echo’s plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Nature of operations – Echo, formerly known as Controlled Carbon, LLC, was incorporated on November 25, 2009. Echo is an Arizona limited liability company in the development stage with several unique technologies and specific methods that allows commercial fleet vehicles to significantly reduce their overall fuel expenses. The business plan for Echo is based on providing the marketplace a business proposition for reducing the use of fossil fuels by augmenting power trains within existing commercial fleet vehicles with highly efficient electrical assist delivered through electric motors powered by Echo’s modular plug-in battery modules to achieve rapid real-world operating results including a rapid return on the investment (of the Echo conversion) for such amended vehicles.

Echo operations to date have been funded by advances, private “family and friends” capital contributions, and subsequent equity conversions by the majority stockholders. Echo’s working and growth capital is dependent on more significant future funding expected to be provided in part by equity investments from other accredited investors including institutional investors. There can be no assurance that any of these strategies will occur or be achieved on satisfactory terms.

For the year ended December 31, 2011, Echo had a net loss attributable to members of $300,542 as compared to a net loss of $38,600 for the year ended December 31, 2010. In 2011, Echo shifted from its previous business plan of marketing carbon credits and entered into a new business model of the development of technology that allows commercial vehicle fleets to significantly reduce their overall fuel expense as described within.

In May 2012, Echo signed a Letter of Intent (“LOI”) with Canterbury Resources, Inc. (“Canterbury”) in connection with a contemplated voluntary share exchange (the “Exchange”). In connection with the LOI, Echo received funding of $300,000 in exchange for promissory notes as of the closing date of the LOI as advances against the proceeds received by Echo from the sale of Company common stock at the closing of the Exchange of $2,000,000 (“Closing Investment”) in aggregate which will be amortized over quarterly payments to the Company. The parties have agreed to reconcile any issued advances as part of the amortized payments. These advances will provide Echo with working capital to continue its operations, continue its product development, and to purchase intellectual property and equipment to execute its business and strategic plan.

Subsequent to the LOI and prior to closing of the Exchange, Echo received a further $603,000 of funding from Canterbury in exchange for promissory notes as advances against the proceeds to be received by Echo from the sale of Company common stock at the closing of the Exchange. Echo is obligated to repay the promissory notes as either part of reconciliation to the Closing Investment or as part of repayment plan. These advances provided Echo with working capital to continue its operations and it also included payment to third parties for services rendered specifically to the Exchange.

Management’s discussion and analysis of Echo’s financial condition and results of operations are based on Echo’s current business and operations. The Registrant’s previous results of operations are immaterial and will not be included in the discussion below. Key factors affecting Echo’s results of operations include revenues, cost of revenues, operating expenses and income and taxation.

Comparison of the Six Months Ended June 30, 2012 to the Six Months Ended June 30, 2011

Overview

During the first six months ended June 30, 2012, Echo has expanded its efforts to develop the unique technologies that allow commercial vehicles fleet vehicles to significantly reduce their overall fuel expenses. That includes, but is not limited to, hiring of new employees, renting facilities for its operations, purchasing assets, and incurring other costs to facilitate that development.

Revenues

Echo is in the research and development phase and currently has no customers. Revenues for the six months ended June 30, 2012 and 2011 are attributable to the sales of carbon credits and consulting they performed.

Operating Expenses

Total operating expenses during the six months ended June 30, 2012 were $655,145 compared to $149,426 for the same period in 2011. The increase of total operating expenses is related to the development of Echo’s technology and includes Echo purchase of intellectual property from Bright Automotive totaling $112,500 to further enhance Echo’s technology development and also the purchase of approximately $62,000 of prototype equipment, computers and shop equipment.

In addition, Echo had an increase of payroll in the six months ended June 30, 2012 compared to the six months ended June 30, 2011 due to the hiring of specialty development staff for the development of its technology and had the added expense burden of the leased facilities for the Echo development facility located in Anderson, Indiana.

Taxes

Echo is an Arizona Limited Liability Company, which is treated as a “pass-through entity” for income tax purposes. Accordingly, Echo has not recognized any effects of income taxes in the accompanying financial statements.

Comparison of the Year Ended December 31, 2011 to the Year Ended December 31, 2010

Revenues

Echo is in the research and development phase and currently has no customers. Revenues for the 2010 and 2011 are attributable to the sales of carbon credits and consulting they performed.

Operating Expenses

Total operating expenses for the year ended December 31, 2011, increased $274,935, from $86,804 in 2010 to $361,739 in 2011, as shown in the table below:

	2011	2010
Marketing	$16,884	$49,236
Computer and Internet	76,881	1,256
Development Expenses	214,381	20,011
General and Administrative	53,593	16,301
	$361,739	$86,804

The primary reason for the increase in total operating expenses is the change in the focus of Echo from the marketing and sales of carbon credits to the development of the fuel saving technology.

Total Sales and Marketing expenses decreased $32,562, in 2011 as compared to 2010 due to the reduction in sales/marketing focus for the carbon credit business.

Total Computer and Internet expenses increased $75,925, primarily due to ramp up in the first half of 2011 in the carbon credit business and subsequent change in focus and development efforts for the fuel savings technology.

Total Development Expenses increased by $184,370, primarily due to the accelerated pace of development for the fuel saving technology.

General and Administrative expenses increased $37,292, primarily due to the accelerated pace of development for the fuel saving technology.

Taxes

Echo is an Arizona Limited Liability Company, which is treated as a “pass-through entity” for income tax purposes. Accordingly, Echo has not recognized any effects of income taxes in the accompanying financial statements.

Liquidity and Capital Resources

Sources and Uses of Funds

As of June 30, 2012, Echo had cash and equivalents on hand of $46,931. Echo’s cash on hand and working capital will not be sufficient to meet its anticipated cash requirements through 2012. To date, Echo’s working capital since its inception through June 30, 2012 has been through a combination of private investments, private loans, shareholder capital contributions, and advances through promissory notes.

Echo is pre-revenue and in the developmental stage and therefore does not internally generate adequate cash flows to support its existing operations. Moreover, the historical and existing capital structure is not adequate to fund Echo’s planned growth. We intend to finance our operations by issuing additional common stock, warrants and through bridge financing. There can be no assurance that we will be successful in procuring the financing we are seeking. Future cash flows are subject to a number of variables, including the level of production, economic conditions and maintaining cost controls. There can be no assurance that operations and other capital resources will provide cash in sufficient amounts to maintain planned or future levels of capital expenditures.

In May 2012, Echo signed the LOI with the Company in connection with the Exchange. In connection with the LOI, Echo received funding of $300,000 in exchange for promissory notes as of the closing date of the LOI as advances against the proceeds to be received by Echo from the sale of Company common stock at the Closing of the Exchange. In accordance with the LOI, it is anticipated that an aggregate of $2,000,000 will be raised through the issuance of Company common stock. Subsequent to the signing of the LOI and prior to Closing, Echo received an additional $603,000 in exchange for promissory notes as advances against the proceeds to be received by Echo from the sale of Company common stock at the Closing of the Exchange. Echo is obligated to repay the promissory notes at the Closing of the Exchange. These advances provided Echo with working capital to continue its operations and to purchase intellectual property and equipment. Without the advances, Echo would have been unable to complete the Exchange and would have had difficulty continuing with its operations.

To meet future objectives, Echo will need to meet revenue targets and sell additional equity and debt securities, which could result in dilution to current shareholders. Echo may also seek additional loans where the incurrence of indebtedness would result in increased debt service obligations and could require Echo to agree to operating and financial covenants that would restrict Echo’s operations. Financing may not be available in amounts or on terms acceptable to Echo, if at all. Any failure by Echo to raise additional funds on terms favorable to Echo, or at all, could limit Echo’s ability to expand business operations and could harm Echo’s overall business prospects.

Echo’s current cash requirements are significant due to planned development and marketing of Echo’s current products, and generating losses is anticipated. In order to execute on Echo’s business strategy, Echo will require additional working capital commensurate with the operational needs of planned marketing, development and production efforts. Management anticipates that Echo will be able to raise sufficient amounts of working capital through debt or equity offerings as may be required to meet short-term obligations. However, changes in operating plans, increased expenses, acquisitions, or other events, may cause Echo to seek additional equity or debt financing in the future. Echo anticipates continued and additional marketing, development and production expenses. Accordingly, Echo expects to continue to use debt and equity financing to fund operations for the foreseeable future as Echo looks to expand its asset base and fund marketing, development and production of the EchoDrive product.

There are no assurances that Echo will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed. Any failure to secure additional financing may force Echo to modify its business plan. In addition, Echo cannot be assured of profitability in the future.

Net cash provided by (used in) operating activities

Net cash used in operating activities for the year ended December 31, 2011 and 2010 was $294,595 and $42,751. Additionally, net cash used in operating activities for the six months ended June 30, 2012 and 2011 was $680,155 and $80,325.

Net cash used in investing activities

Net cash used in investing activities for the year ended December 31, 2011 and 2010 was $28,000 and $0. Additionally, net cash used in investing activities for the six month ended June 30, 2012 and 2011 was $174,273 and $0.

Net cash provided by financing activities

Net cash provided by financing activities was $422,835 for the year ended December 31, 2011, as compared to $41,900 for the year ended December 31, 2010. In both periods, the principal source of capital was the issuance of short-term, convertible promissory notes to individual investors.

For the six months ended June 30, 2012, net cash provided by financing activities was $800,000, as compared to $79,270 for six months ended June 30, 2011. In both periods, the principal source of capital was the issuance of short-term, convertible promissory notes to individual investors and the advances provided by Canterbury.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

The table below outlines Echo’s obligations subsequent to December 31, 2011.

Contractual obligations	Payments due by period			3–5 years	More than 5 years
	Total	Less than 1 year	1–3 years
Long-Term Debt Obligations	-	-	-	-	-
Capital Lease Obligations	-	-	-	-	-
Operating Lease Obligations • Building Lease	$ 196,993	$ 54,416	$ 142,577	-	-
Purchase Obligations • CleanFutures(1)	$ 1,030,000	$ 75,000	$ 505,000	$ 450,000	-
Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP	$ 110,000	-	$ 110,000	-	-
Total	$ 1,336,993	$ 129,416	$ 748,577	$ 450,000	-

(1)	Royalty payments if Echo sells products using the CleanFutures technology in accordance with the License Agreement between the parties.

Building Lease – Subsequent to December 31, 2011, Echo entered into two lease agreements to occupy lab facilities at the Flagship Enterprise Center in Anderson, Indiana. The lease terms begin on April 1, 2012 and June 1, 2012, respectively. Both leases end on March 31, 2014.

CleanFutures License Agreement – Echo has entered into a License Agreement with CleanFutures dated February 1, 2012, which is predicated on certain conditions. No monies have been paid to CleanFutures and no monies are due to CleanFutures. Echo does not believe that future payments will be due unless Echo chooses to utilize the CleanFutures technology in its business development efforts.

Future minimum rental payments required under the leases are as follows:

Years Ending

December 31, 2012	$54,416
December 31, 2013	113,896
December 31, 2014	28,681
Total	$196,993

Echo has the option to renew the leases for five subsequent two year periods.

In addition, Echo advanced the landlord in Anderson, Indiana, $50,000 to cover the landlord’s costs for the purchase of certain building and improvements from the previous tenant. These funds are scheduled to be repaid to the Company at or shortly after Closing.

Off-Balance Sheet Arrangements

Echo has not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. Echo has not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, Echo does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Echo does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or that engages in leasing, hedging or research and development services with it.

Critical Accounting Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the consolidated financial statements and the accompanying notes. Accounting estimates and assumptions are those that management considers to be the most critical to an understanding of the consolidated financial statements because they inherently involve significant judgments and uncertainties. All of these estimates reflect management’s judgment about current economic and market conditions and their effects based on information available as of the date of these consolidated financial statements. If such conditions persist longer or deteriorate further than expected, it is reasonably possible that the judgments and estimates could change, which may result in future impairments of assets, among other effects. Significant estimates for Echo include the carrying value of intangible assets and the value of equity instruments, including convertible notes, stock options, warrants, and membership units issued in lieu of cash.

Recently Issued Accounting Pronouncements

There have been no new accounting rules or pronouncements introduced in 2011 that have had an effect of Echo’s financial conditions or results of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To the Exchange Transaction

The Company has one class of its stock outstanding, its common stock. The following table sets forth certain information as of October 11, 2012 prior to the closing of the Exchange Transaction with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of October 11, 2012, there were 22,500,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of		Percentage
Beneficial Owner(1)	Shares Beneficially Owned	Beneficially Owned

Directors and Executive Officers Vincent Espiritu, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer and Director 69 Stanley Point Road, Devonport, Auckland, New Zealand 0624	-	-

B. Gordon Brooke, Vice President of Finance 69 Stanley Point Road, Devonport, Auckland, New Zealand 0624	-	-

All Officers and Directors as a Group	-	-

5% Shareholders None.	-	-

____________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Security Ownership After the Exchange Transaction

The following table sets forth certain information as of October 11, 2012, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of October 11, 2012, after giving effect to the closing of the Exchange Transaction, there were 75,000,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of	Shares Beneficially	Percentage Beneficially
Beneficial Owner(1)	Owned	Owned
Directors and Executive Officers
William D. Kennedy, Director, Chief Executive Officer 15029 N. 74th Street, Scottsdale, AZ 85260	52,500,000 (2)	70.00%
Jason Plotke, Director, President 15029 N. 74th Street, Scottsdale, AZ 85260	52,500,000 (3)	70.00%
Jim Holden, Director 15029 N. 74th Street, Scottsdale, AZ 85260	-	-
Daniel Clarke, Director 15029 N. 74th Street, Scottsdale, AZ 85260	-	-
Rodney H. McKinley, Chief Financial Officer, Secretary 15029 N. 74th Street, Scottsdale, AZ 85260	-	-
Patrick van den Bossche, Chief Operating Officer 15029 N. 74th Street, Scottsdale, AZ 85260	-	-
All Officers and Directors as a Group	52,500,000	70.00%
5% Shareholders DBPJ Stock Holding, LLC 15029 N. 74th Street, Scottsdale, AZ 85260	52,500,000	70.00%
_________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)

52,500,000 shares of Company common stock are directly owned by DBPJ Stock Holding, LLC, an Arizona limited liability company. Mr. Kennedy is the Chief Financial Officer, Secretary and a member of the Board of Directors of DBPJ Stock Holding, LLC. In addition, The Dan Kennedy Family Trust U/A 12/20/95, of which Mr. Kennedy is a beneficiary, is a member of DBPJ Stock Holding, LLC. By virtue of such positions, Mr. Kennedy may be deemed to be the indirect beneficial owner of such shares. However, Mr. Kennedy disclaims that he is a beneficial owner of such shares, except to the extent of his pecuniary interest therein.

(3)

52,500,000 shares of Company common stock are directly owned by DBPJ Stock Holding, LLC, an Arizona limited liability company. Mr. Plotke is the Chief Executive Officer, Chairman and a member of the Board of Directors of DBPJ Stock Holding, LLC. In addition, The Jason Plotke Family Revocable Trust, of which Mr. Plotke is the trustee and a beneficiary, is a member of DBPJ Stock Holding, LLC. By virtue of such positions, Mr. Plotke may be deemed to be the indirect beneficial owner of such shares. However, Mr. Plotke disclaims that he is a beneficial owner of such shares, except to the extent of his pecuniary interest therein.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position	Since

William D. Kennedy	39	Director, Chief Executive Officer	2012
Jason Plotke	39	Director, President	2012
Jim Holden	63	Director	2012
Daniel Clarke	47	Director	2012
Rodney H. McKinley	63	Chief Financial Officer, Secretary	2012
Patrick van den Bossche	50	Chief Operating Officer	2012

William D. Kennedy, Director, Chief Executive Officer

Mr. Kennedy is currently the CEO of Echo. Mr. Kennedy has held this position since February 2009. Prior to working with Echo, Mr. Kennedy established RouteCloud in 2008. The first public preview of a solution powered by RouteCloud was demonstrated at www.Protector.com. From 1997 to 2008, Mr. Kennedy held various positions with Vcommerce, including CEO, President and Chief Technology Officer, a company offering end-to-end eCommerce solution for retailers, including Sony.com, Target.com, Overstock, and many others representing billions in transactions annually. Vcommerce was sold to Channel Intelligence in 2009. Mr. Kennedy has over 20 years of experience with entrepreneurial business, and in 2001, Mr. Kennedy formed a business incubator, where he has assisted companies in a wide range of industries with financing and growth objectives. In 1993, he co-founded SalesLogix , a widely used sales-force automation software . Mr. Kennedy founded Vcommerce in 1997, creating the outsourced commerce market space. Mr. Kennedy’s vision and execution led its platform development, market positioning and strategy. Mr. Kennedy studied Mathematics, Computer Graphics & Music Theory at Syracuse University from 1989 to 1991 The Company believes that Mr. Kennedy’s entrepreneurial business experience will be a valuable resource as the Company seeks to expand its business.

Jason Plotke, Director, President and Chairman

Mr. Plotke is currently the President and Chairman of Echo. Mr. Plotke has held this position since February 2009. Mr. Plotke is also the President of KPE, a niche performance and styling specialist for specific automotive vehicles, which he founded in April 2006. Mr. Plotke served as CEO and Cofounder of Innovative Automotive Group (IAG), an automotive accessory designer/distributor/e-tailer, from August 2006 to November 2008. As President and Cofounder of SMA, an accessory manufacturer and tier 1 supplier to General Motors, Mr. Plotke served from March 2002 - March 2006 where he assisted in raising capital and rapidly expanding the business, and was instrumental in securing the tier 1 supplier position with General Motors. Prior to SMA, in 1998, Mr. Plotke founded and operated MAC Motorsports, an accessory manufacturer/distributor for niche product segments. MAC Motorsports was acquired in 2002. Of special note, Mr. Plotke is the recipient of four General Motors Design Awards. Mr. Plotke studied at Arizona State University from 1993 – 1996 earning 90 credits toward a Mechanical Engineering degree. The Board believes that Mr. Plotke’s experience in the automotive industry will provide valuable insight to the Company’s business and operations.

Jim Holden, Director

Mr. Holden is currently the Chairman of Holden International, a global sales consulting and training firm. Mr. Holden founded Holden International in 1979, and throughout its almost 30-year history, Holden has grown to be a leader in the sales process improvement field. In 1990, he established Holden as one of the first companies to model sales effectiveness, an achievement that garnered the Ernst & Young Regional Entrepreneur of the Year award for the service industry. Mr. Holden began his sales career in 1974 with Teradyne, a Boston-based high-technology company. Prior to founding Holden, he was Vice President of Sales for Aegis, a third-party distribution company selling computer-based test systems into the manufacturing environment. Mr. Holden was a founder/director of the First National Bank of Roselle and has served as a director of two other area banks and several early development-stage companies. He is active in the community, having founded the Partnership to End Homelessness in Chicago, and is a supporter of many other charities, including cancer research. Mr. Holden earned a B.S.E.E. with high honors from Northeastern University in Boston in 1972 and is a member of the National Engineering Honor Society, Tau Beta Pi, and the National Interdisciplinary Honor Society, Phi Kappa Phi. Mr. Holden’s broad business and consulting experience is expected to provide our Board with helpful insight as to its growth potential and objectives.

Daniel Clarke, Director

Mr. Clarke is currently the CEO of Living Naturally, a leading online marketing and procurement company in the natural products, specialty grocery and independent pharmacy sectors. He has held this position since March 2012. Mr. Clarke is currently a member of the Board of Directors of NewsComm, Inc., a customizable SmartTV interactive application that allows local newspapers and magazines to showcase their existing content right to the living rooms of cable and satellite TV subscribers, where he has served since May 2011. Mr. Clarke is also currently the Executive Chairman of Inilex where he has served since August 2007. Inilex is a leading provider of intelligent telemetry solutions. For over 20 years, Dan Clarke has been a strong force in the high-tech industry, building multi-million dollar companies and raising over $250 million from top-tier venture capital firms. Mr. Clarke was an EIR at AZ Digital Farm and Chief Marketing Officer of CopiaMobile. He also served as CEO of portfolio companies NewsComm, Falan Funding and Online Professor. Mr. Clarke was CEO of WinBuyer, a leading online advertising company serving large ecommerce retailers, from August 2007 to May 2010. Prior to WinBuyer, Mr. Clarke was CEO of Vcommerce (which was acquired by Channel Intelligence) from August 2003 to December 2007 where he increased sales momentum, visibility, and overall performance growing the company to over $1.5 billion in retail value per year. Prior to joining Vcommerce, Mr. Clarke served as President, CEO and director of Primarion (acquired by Infineon), a semiconductor company, which he founded in 1999. Mr. Clarke spent 7 years at Intel, where he held several key positions including business unit general manager and marketing director of the Video Components, Mobil Computing and Graphics divisions. Mr. Clarke also served as the vice-president of sales and marketing at Three-Five Systems Inc., a NYSE public liquid crystal display company. Mr. Clarke studied at the University of Central Florida earning credits toward a degree in electrical engineering. Mr. Clarke’s extensive business building experience will aid the Board in defining and supporting the Company’s growth initiatives.

Rodney H. McKinley, Chief Financial Officer, Secretary

Mr. McKinley has 40 years of financial management and operational experience working as a CFO, Director of Finance and Administration, President, and Controller for businesses ranging from closely held start-ups to Fortune 500 divisions. Mr. McKinley is currently the Managing Partner of CFO Partners LLC, a company engaged in personalized CFO and accounting services for a wide range of businesses. Mr. McKinley has held this position since August 2009. Prior to CFO Partners, Mr. McKinley served as CFO of Nautical Enterprises, Inc. from March 2006 to September 2009 where he managed all accounting and finance functions. Nautical Enterprises, Inc. is a privately held company considered one of the top 20 dealers in the United States. Mr. McKinley has worked in a variety of industries including new and used car dealerships, manufacturing, real estate development, professional practice (medical, chiropractic, dentists, and veterinarian), retail sales, restaurant, and numerous high tech manufacturing including startups. Mr. McKinley has served as Controller for such organizations as AutoNation from March 2005 to March 2006, United Auto Group from January 2001 to January 2003, and Director of Finance and Administration for International Cruise and Excursions, Inc. from April 2003 to March 2005. While in public accounting with PriceWaterhouseCoopers from January 1991 to January 1993, Mr. McKinley has done work with and for a number of large and midsized companies including Ford Motor Company and Masco Industries. Mr. McKinley is a CPA (currently inactive) and earned a Bachelor of Business Administration (BBA) degree in Accounting from the University of New Mexico in 1975. We believe that with Mr. McKinley’s extensive background in finance, financial services and accounting will be critical to the Company’s success.

Patrick van den Bossche, Chief Operating Officer

Mr. van den Bossche is the former Chief Operating Officer (2005 to 2012), Managing Director, and a board member of Barrett-Jackson, a company providing products and services to classic and collector car owners, astute collectors and automotive enthusiasts around the world. His responsibilities included day-to-day company operations, company finances and strategic business development. He has more than 20 years of experience as a senior executive by managing fast growth, start-up and next-growth companies. Previously, Mr. van den Bossche served as CEO & President of SPI/Modtech Holdings from 1986 to 2003, where he led the company from sales of less than $2 million annual revenues to nearly $300 million with managed net profits. He has significant experience with acquisitions, mergers, corporate capitalization and public offerings. He is an occasional lecturer who has spoken at Penn State University and at various stock growth conferences. He is a long time member of the Young Presidents’ Organization (YPO), World Presidents’ Organization (WPO), CEO, Association of Corporate Growth (ACG) and the Arizona Dutch Business Club. Mr. van den Bossche obtained a degree from California State Polytechnic University, Pomona in 2005. The Board believes that Mr. van den Bossche’s extensive operational, finance, and business building experience strengthens the Company’s ability to execute its business model.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended December 31, 2011. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have an audit, nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

After the change in the Board of Directors, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act, except that Mr. B. Gordon Brooke failed to timely file a Form 4, and Mr. Bruce Wetherall, a former officer and director of the Company, failed to file a Form 4.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Echo Automotive, Inc. 15029 N. 74th Street, Scottsdale, AZ 85260.

Board Leadership Structure and Role on Risk Oversight

William Kennedy currently serves as the Company’s principal executive officer and a director. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Exchange Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No former director, officer or employee received compensation during the Company’s last fiscal year.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from Echo during the fiscal years ended December 31, 2011 and 2010 by the executive officers of Echo and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and						Non-Equity
Principal				Stock	Option	Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Jason Plotke	2011	$46,000	-	-	-	-	-	$46,000
- President	2010	$31,000	-	-	-	-	-	$31,000
Dan Kennedy	2011	$49,000	-	-	-	-	-	$49,000
- CEO	2010	$49,000	-	-	-	-	-	$49,000

_______________

None of our executive officers or directors received, nor are there any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. Please see the section entitled “Employment Agreements” below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

Echo has entered into binding employment agreements with certain key employees to protect Echo regarding matters such as confidentiality and disruption to existing operations. The following are summaries of the Echo employment agreements.

William Daniel Kennedy

Echo has entered into an Executive Employment Agreement with William Daniel Kennedy, effective April 21, 2012 (the “Kennedy Agreement”), in connection with his service as Chief Executive Officer of Echo. In accordance with the Kennedy Agreement, Mr. Kennedy shall be entitled to a base salary of $220,000 per year payable in accordance with Echo’s customary payroll practice. The Kennedy Agreement shall continue in full force and effect until terminated by the parties as a result of (i) negotiation and replacement of the Kennedy Agreement by a new employment agreement; (ii) termination by Echo with or without cause (as defined in the Kennedy Agreement); (iii) or termination by Mr. Kennedy with or without good reason (as defined in the Kennedy Agreement).

In the event the Kennedy Agreement is terminated for cause by Echo, or without good reason and notice by Mr. Kennedy, Echo shall pay Mr. Kennedy the compensation to which he is entitled through the end of Mr. Kennedy’s employment, and any further payment obligations on the part of Echo shall cease. In the event the Kennedy Agreement is terminated without cause by Echo upon at least 30 days written notice, or by Mr. Kennedy upon good reason, Mr. Kennedy shall be entitled to certain severance benefits including (a) continuance of monthly base salary for a period commencing on the date of termination and continuing for twelve (12) months from such termination; and (b) continuance of any benefits, such as retirement plans, life insurance plans, health and dental plans, if applicable, for a period commencing on the date of termination and continuing for thirty (30) days from such termination.

Jason Plotke

Echo has entered into an Executive Employment Agreement with Jason Plotke, effective April 21, 2012 (the “Plotke Agreement”), in connection with his service as President of Echo. In accordance with the Plotke Agreement, Mr. Plotke shall be entitled to a base salary of $200,000 per year payable in accordance with Echo’s customary payroll practice. The Plotke Agreement shall continue in full force and effect until terminated by the parties as a result of (i) negotiation and replacement of the Plotke Agreement by a new employment agreement; (ii) termination by Echo with or without cause (as defined in the Plotke Agreement); (iii) or termination by Mr. Plotke with or without good reason (as defined in the Plotke Agreement).

In the event the Plotke Agreement is terminated for cause by Echo, or without good reason and notice by Mr. Plotke, Echo shall pay Mr. Plotke the compensation to which he is entitled through the end of Mr. Plotke’s employment, and any further payment obligations on the part of Echo shall cease. In the event the Plotke Agreement is terminated without cause by Echo upon at least 30 days written notice, or by Mr. Plotke upon good reason, Mr. Plotke shall be entitled to certain severance benefits including (a) continuance of monthly base salary for a period commencing on the date of termination and continuing for twelve (12) months from such termination; and (b) continuance of any benefits, such as retirement plans, life insurance plans, health and dental plans, if applicable, for a period commencing on the date of termination and continuing for thirty (30) days from such termination.

Additional Binding Agreements

Echo has a binding employment offer letter to each of its current employees, which includes Sean Stanley, Paul Bishop, Amy Dobrikova, Dave Crecelius, Jeff Ronning, Patrick van den Bossche and John Waters. The offer letters detail base and variable compensation and any stock options. Echo is obligated to the terms of these offer letters because they are binding agreements made by Echo.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. None of the new directors and executive officers were directors or executive officers of the Company prior to the closing of the Exchange Transaction, nor did any hold any position with the Company prior to the closing of the Exchange Transaction, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

Although we have adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

In accordance with the Exchange Transaction, the Echo Member received 52,500,000 shares of Company common stock, representing 70% of the issued and outstanding common stock of the Company. Jason Plotke is the Chief Executive Officer and Chairman of the Echo Member and William D. Kennedy is the Chief Financial Officer and Secretary of the Echo Member. Jason Plotke and William D. Kennedy, each of which is an incoming officer and director of the Company, is deemed an indirect beneficial owner of shares of common stock of the Company, respectively, through their beneficial ownership of membership interests in the Echo Member as well as their positions as officers of the Echo Member.

In addition, as noted above under “Employment Agreements,” Echo has employment contracts with certain employees. Echo also has a licensing agreement with RouteCloud which has related ownership to Mr. Kennedy. Further, Echo has a closed revolving line of credit with zero ($0) balance due with the BK Family Trust, a trust with related ownership to Mr. Kennedy.

In addition, Echo has entered into certain transactions in the normal course of business with entities under common ownership. Echo has recognized revenue for consulting related to these transactions of $0 and $0 for the six months ended June 30, 2012 and 2011, respectively and $47,100 for the period from inception (November 25, 2009) through June 30, 2012.

Further, Echo paid consulting fees to the owners of Echo that amounted to $182,167 and $43,475 for the six months ended June 30, 2012 and 2011 and $381,432 for the period from inception (November 25, 2009) through June 30, 2012.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the year ended December 31, 2011, we did not have any independent directors on our board. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange. Although our common stock is currently quoted on the OTCBB under the symbol “ECAU,” there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCBB. The shares were first listed on February 22, 2012, but there is no history of trading. Any quotations reflect interdealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

Prior to the Exchange Transaction, there were approximately 35 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Action Stock Transfer Corp. The transfer agent’s address is 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction. This description is only a summary.

You should also refer to our articles of incorporation and bylaws which have been incorporated by reference to this Form 8-K.

General

Our authorized capital stock consists of 650,000,000 shares of common stock at a par value of $0.001 per share, of which 22,500,000 shares were issued and outstanding immediately prior to the Closing of the Exchange Transaction.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities, other than the warrants issued to Hartford Equity Inc. as discussed in Item 3.02 of this Form 8-K.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Reference is made to Item 4.01 of this Form 8-K for a description of the changes in and disagreements with accountants, which is hereby incorporated by reference.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1, 99.2 and 99.3, which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Articles of Incorporation

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Articles of Incorporation for its directors and officers:

No director or officer of the Registrant shall be personally liable to the Registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Registrant shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Registrant for acts or omissions prior to such repeal or modification.

Bylaws

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

The Registrant shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes provided that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Registrant, (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the Nevada Revised Statutes or (iv) such indemnification is required to be made in accordance with the Registrant’s Bylaws.

The Registrant shall have power to indemnify its employees and other agents as set forth in the Nevada Revised Statutes.

The Registrant shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Registrant, or is or was serving at the request of the Registrant as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws or otherwise.

Notwithstanding the foregoing, no advance shall be made by the Registrant to an officer of the Registrant (except by reason of the fact that such officer is or was a director of the Registrant in which event the following shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Registrant.

Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under the Bylaws shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Registrant and the director or officer. Any right to indemnification or advances granted by the Bylaws to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the Registrant shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada Revised Statutes for the Registrant to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Registrant (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Registrant) for advances, the Registrant shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the Registrant, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under the Bylaws or otherwise shall be on the Registrant.

The rights conferred on any person by the Bylaws shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Registrant is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada Revised Statutes.

The rights conferred on any person by the Bylaws shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

To the fullest extent permitted by the Nevada Revised Statutes, the Registrant, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to the Bylaws.

In addition to the above, each of our directors has entered into an indemnification agreement with us. The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and Bylaws.

Section 3 - Securities and Trading Markets

Item 3.02.           Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 above, in connection with the Exchange Transaction, on the Closing Date, we issued a total of 52,500,000 shares of our common stock to the Echo Member in exchange for 100% of the issued and outstanding units of Echo. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock to the Echo Member pursuant to the Exchange Agreement was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such investors.

In addition, in May 2012, in connection with the LOI, Echo received funding from the Company of $300,000 in exchange for promissory notes as advances against the proceeds to be received from the sale of Company common stock at the Closing of the Exchange. Prior to Closing, Echo received an additional $328,000 from the Company in exchange for promissory notes as advances against the proceeds to be received from the sale of Company common stock at the Closing of the Exchange. Further, an additional $275,000 was advanced on the Closing Date.

To facilitate the aggregate advances of $903,000, as noted above, the Company issued 1,806,000 shares of its common stock to several accredited investors, at $0.50 per share (the “Shares”) and warrants to purchase 1,806,000 shares of common stock of the Company with an exercise price of $0.75 per share with a term of eighteen (18) months (the “Warrants”). The Shares and Warrants were issued in reliance upon Regulation S of the Securities Act to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.           Changes in Registrant’s Certifying Accountant.

(a)           Dismissal of Independent Certifying Accountant

Effective October 11, 2012, Madsen & Associates CPA’s Inc. (“Madsen”) was dismissed as the Company’s independent registered public accounting firm. Madsen’s report for the fiscal years ended December 31, 2011 and 2010 were on the Company’s financial statements for the Company’s former operations prior to the reverse acquisition. On October 11, 2012, the Company completed a reverse acquisition with Echo Automotive, LLC, which became the operations of the Company and the accounting acquirer on a going forward basis.

The dismissal of Madsen as the independent registered public accounting firm was approved by the written consent by the Board of Directors.

The reports of Madsen regarding the Company’s financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Madsen on the Company’s financial statements for fiscal years ended December 31, 2011 and 2010 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2011 and 2010, and during the period from December 31, 2011 to October 11, 2012, the date of dismissal, (i) there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Madsen would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Madsen with a copy of the foregoing disclosures and requested that Madsen furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           Engagement of Independent Certifying Accountant

Effective October 11, 2012, the Company’s Board of Directors engaged Mayer Hoffman McCann P.C. (“MHM”) as its independent registered public accounting firm to review the Company’s financial statements for the fiscal quarter ending September 30, 2012. MHM is the independent registered accounting firm for Echo, and its report on the financial statements of Echo at December 31, 2011 and 2010 and the period of inception (November 25, 2009) through December 31, 2011, are included in the this Current Report on Form 8-K.

During each of the Company’s two most recent fiscal years and through the interim periods preceding the engagement of MHM, the Company (a) has not engaged MHM as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with MHM regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by MHM concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Section 5 - Corporate Governance and Management

Item 5.01.           Changes in Control of Registrant.

As more fully described in Item 2.01 above, incorporated herein by reference, on October 11, 2012, we closed the Exchange Transaction. As a result of the Exchange Transaction, the Echo Member acquired 70% of our issued and outstanding common stock, Echo became our sole wholly-owned subsidiary, and the Registrant acquired the business and operations of Echo.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective on the Closing Date, Mr. Espiritu and Mr. Brooke resigned as a director and officers of the Registrant. We appointed new officers and directors effective on the closing date of the Exchange Transaction. On June 19, 2012, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14(f)-1 of the Securities Exchange Act of 1934.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Officers and Directors

As a condition to closing the Exchange Agreement, effective on the closing date of the Exchange Transaction, Mr. Vincent Espiritu resigned from the Registrant’s Board of Directors and as an officer of the Registrant and Mr. B. Gordon Brooke resigned as Vice President, Finance of the Registrant. The following persons consist of the Registrant’s new executive officers and directors subsequent to the closing of the Exchange Transaction:

Appointment of Officers and Directors

Effective on the closing date of the Exchange Transaction, Messrs. William D. Kennedy, Jason Plotke, Jim Holden and Daniel Clarke were appointed to the Registrant’s Board of Directors. Further, on the Closing Date, Mr. Kennedy was appointed Chief Executive Officer, Mr. Plotke was appointed President, Mr. Rodney H. McKinley was appointed Chief Financial Officer and Secretary, and Mr. Patrick van den Bossche was appointed Chief Operating Officer of the Registrant.

Our officers and directors as of the Closing Date are as follows:

Name	Age	Position
William D. Kennedy	39	Director, Chief Executive Officer
Jason Plotke	39	Director, President
Jim Holden	63	Director
Daniel Clarke	47	Director
Rodney H. McKinley	63	Chief Financial Officer, Secretary
Patrick van den Bossche	50	Chief Operating Officer

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers.”

There are no family relationships among any of our officers or directors. None of the newly appointed directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the Board. As disclosed in this Form 8-K, certain of our newly appointed officers have entered into employment agreements with the Company. Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the newly appointed officers and directors had or will have a direct or indirect material interest. Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the newly appointed directors or officers is a party or in which any of the new directors and officers participates that is entered into or material amendment in connection with our appointment of the new directors and officers, or any grant or award to any new director or officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new directors and officers.

Item 5.06.           Change in Shell Company Status.

Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the closing of the transactions under the Exchange Agreement, our primary operations consist of the business and operations of Echo. Accordingly, we are disclosing information about Echo’s business, financial condition, and management in this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01.           Financial Statements and Exhibits.

Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the voluntary exchange transaction, our primary operations consist of the business and operations of Echo. Accordingly, we are presenting the consolidated financial statements of Echo as of the three and six months ended June 30, 2012 and 2011, and for the years ended December 31, 2011 and 2010 after giving effect to the acquisition of Echo by the Registrant.

          (a)           Financial Statements of the Business Acquired

The audited consolidated financial statements of Echo for the years ended December 31, 2011 and 2010 and the period of inception (November 25, 2009) through December 31, 2011, and the unaudited consolidated financial statements of Echo for the three and six months ended June 30, 2012 and 2011, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 and 99.2 of this Form 8-K.

          (b)           Pro Forma Financial Information

The pro forma financial statements of the Registrant and Echo for the year ended December 31, 2011, and the pro forma financial statements of the Registrant and Echo for the six months ended June 30, 2012, including the notes to such financial statements, are incorporated by reference to Exhibit 99.3 of this Form 8-K.

          (c)           Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

          (d)           Exhibits

Exhibit	Description
Number

2.1	Exchange Agreement, dated September 21, 2012 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on September 27, 2012)

3.1(a)	Articles of Incorporation (incorporated by reference to the registrant’s Registration Statement on Form S-1 filed on March 20, 2009)

3.1(b)	Text of Amendment to Articles of Incorporation (incorporated by reference to the registrant’s Current Report on Form 8-K filed on September 27, 2012

3.2	Bylaws, as amended (incorporated by reference to the registrant’s Registration Statement on Form S-1 filed on March 20, 2009)

10.1	License Agreement by and between Clean Futures, LLC and Controlled Carbon, LLC dated February 1, 2012*

10.2	Form of Indemnification Agreement*

10.3	Client Lease by and between Flagship Enterprise Center, Inc. and Controlled Carbon LLC, dba Echo Automotive, dated April 1, 2012*

10.4	Client Lease by and between Flagship Enterprise Center, Inc. and Controlled Carbon LLC, dba Echo Automotive, dated June 1, 2012*

10.5

Letter of Intent by and between Canterbury Resources, Inc. and Controlled Carbon, LLC dba Echo Automotive, dated May 16, 2012 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 22, 2012)

10.6

Promissory Note by and between Canterbury Resources, Inc. and Controlled Carbon, LLC dba Echo Automotive, dated May 16, 2012 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 22, 2012)

10.7

Financing Agreement by and between Canterbury Resources, Inc. and Hartford Equity Inc., dated May 16, 2012 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 22, 2012)

10.8	Letter of Intent by and between Controlled Carbon, LLC and Kellington Group Bhd., dated January 24, 2012*

10.9	Form of Warrant*

10.10	Executive Employment Agreement with William Daniel Kennedy dated April 21, 2012*

10.11	Executive Employment Agreement with Jason Plotke dated April 21, 2012*

10.12	License Agreement with Bright Automotive, Inc. dated June 28, 2012*

10.13	Promissory Note with William W. Kennedy dated July 13, 2012*

10.14	Promissory Note with Josh Lambert dated July 13, 2012*

16.1	Letter of Madsen & Associates CPA’s, Inc.*

21	List of Subsidiaries - Echo Automotive, LLC an Arizona limited liability company

99.1	Audited financial statements of Echo for the years ended December 31, 2011 and 2010, and the period of inception (November 25, 2009) through December 31, 2011*

99.2	Unaudited interim financial statements of Echo for the six months ended June 30, 2012 and 2011*

99.3	Proforma financial statements*

______________
*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC.
a Nevada corporation

Dated: October 15, 2012	By:	/s/ William D. Kennedy
William D. Kennedy
Chief Executive Officer